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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 Nos. 333-25537, 333-38302 and 333-38298) pertaining to the 1995 Stock Option Plan and 1996 Non-employee Director Stock Option Plan, 2000 Employee Stock Compensation Plan, and Employee Stock Purchase Plan and (Form S-3 Nos. 333-87721, 333-93219, 333-95353, 333-72396, 333-59954,
and 333-32000 and Form S-3MEF No. 333-91499) of our report dated January 23, 2003, with respect to the consolidated financial statements of ILEX Oncology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                   /s/ ERNST & YOUNG LLP


San Antonio, Texas
March 12, 2003